UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2006

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On February 6, 2006, the Board of Directors of WGL Holdings, Inc. (the Company) adopted amendments to the Company’s Bylaws. The amendments to the Bylaws became effective on February 6, 2006.
The amendments to the Company’s Bylaws are: (i) to Article II, Sections 1 and 4, reflecting the designation of a Presiding Director and the power of the Presiding Director to call special meetings of the Board of Directors and meetings of the independent directors; and (ii) to Article II, Section 5 of the Bylaws to provide that the Executive Committee shall have not fewer than three alternate members.
ITEM 8.01 OTHER EVENTS
On February 6, 2006, the Board of Directors of WGL Holdings, Inc. and its subsidiaries (the Company), adopted revised Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines were formally revised to designate the position of Presiding Director of the Board and to designate the Chair of the Governance Committee to serve in that position.
Among other powers and responsibilities, the Presiding Director shall:
•	preside at all meetings of the Board at which the Chairman is not present, including independent executive sessions of the independent directors;

•	have the authority to convene meetings of the independent Directors;

•	be available to communicate or meet with any shareholder controlling at least five percent of the outstanding voting stock of the Company; and

•	function as a liaison between the Chairman of the Board and independent Directors, as necessary.
The Company’s revised Corporate Governance Guidelines are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The Corporate Governance Guidelines may also be viewed at the Company’s website, www.wglholdings.com.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
     3(ii) Text of amendment to Bylaws of WGL Holdings, Inc.
99.1	The Company’s Corporate Governance Guidelines.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: February 6, 2006	/s/ Mark P. O’ Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)